Exhibit 99.1

The Buckle, Inc.

2407 W. 24th St. Kearney, NE 68845

P.O. Box 1480 Kearney, NE 68848-1480

phone: 308-236-8491

fax: 308-236-4493

For Immediate Release: March 21, 2024	web: www.buckle.com

Contact:	Thomas B. Heacock, Chief Financial Officer
The Buckle, Inc.
(308) 236-8491

THE BUCKLE, INC. ANNOUNCES DEPARTURE OF SENIOR VICE PRESIDENT
OF WOMEN'S MERCHANDISING

KEARNEY, NE -- (BUSINESS WIRE) -- The Buckle, Inc. (NYSE: BKE) announced today that Kelli D. Molczyk is stepping down from her position as Senior Vice President of Women’s Merchandising and has left the Company to pursue other opportunities, effective immediately. Ms. Molczyk has been employed by the Company since 1999, serving in various roles on the women’s merchandising team during her nearly 25-year career with the Company.

Dennis H. Nelson, President and Chief Executive Officer, commented “I would like to thank Kelli for her contributions to Buckle’s growth and success as a valued member of our team for nearly 25 years. We wish her the best in all her future endeavors."

About Buckle

Buckle is a specialty retailer focused on delivering exceptional service and style through unforgettable experiences. Offering a curated mix of high-quality, on-trend apparel, accessories, and footwear, Buckle is for those living the styled life. Known as a denim destination, each store carries a wide selection of fits, styles, and finishes from leading denim brands, including the Company’s exclusive brand, BKE. Headquartered in Kearney, Nebraska, Buckle currently operates 442 retail stores in 42 states.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company's control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

News releases and other information on The Buckle, Inc.
can be accessed at www.buckle.com.
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